CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated November 21, 1997, on the financial statements of the Thomas White World Fund series of Lord Asset Management Trust referred to therein, in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, File No. 33-75138 as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Information" and in the Statement of Additional Information under the caption "Independent Accountants."


                                                  /s/ McGladrey & Pullen, LLP
                                                  McGladrey & Pullen, LLP



New York, New York
February 26, 1998